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                                                                    EXHIBIT 10.3


                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT


         THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of this 3rd day of October, 1997, between InterAmericas Communications Corporation ("ICCA"), and Eleazar Donoso ("Donoso").

         A. WHEREAS, Donoso has requested from ICCA certain shares of ICCA's common stock in satisfaction of certain amounts allegedly owed to him.

         B. WHEREAS, ICCA has requested certain supporting documentation for Donoso's claims, and such documentation has not been provided to date.

         C. WHEREAS, the parties desire to settle all claims that they may have against one another.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. INCORPORATION OF RECITALS. The recitals contained in Paragraphs A through C are incorporated by reference herein as if at this point set forth in full.

         2. SETTLEMENT

            a. Matters Settled. This Agreement settles all the existing claims, disputes and matters by and between ICCA, on the one hand, and Donoso, on the other hand, relating to any other matters or events occurring up to the date hereof.
            b. Terms of Settlement. As a further inducement to execute this Agreement, subject to the conditions hereinafter set forth, ICCA shall issue and grant to Donoso 300,000 shares of Common Stock .001 par value per share, of the Company.

         3. DONOSO RELEASE AND INDEMNIFICATION. Donoso and his assigns, transferees, employees, servants, successors, agents, attorneys and representatives, and each of them, release and forever discharge ICCA and its respective assigns, transferees, subsidiaries, directors, officers, employees, servants, successors, agents, attorneys and representatives of and from any and all claims, demands, damages, debts, liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations and judgments, whether in law or equity, which the parties to this Agreement or any of them now have, own or hold, or at any time previously ever had, owned or held, or could, shall, or may later have, own or hold, whether personal, representatively, derivatively or otherwise, based upon, related to, or by reason of any action, contract (express, implied in fact, implied in law, or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, thing, act, omission or whatever occurring or existing at any time previously and to and including the date of this Agreement.

         4. ICCA RELEASE. ICCA and its assigns, transferees, directors, officers, employees, servants, successors, agents, attorneys and representatives, and each of
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them, release and forever discharge Donoso and his assigns, transferees, employees, servants, successors, agents, attorneys and representatives of and from any and all claims, demands, damages, debts, liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations and judgments, whether in law or equity, which the parties to this Agreement or any of them now have, own or hold, or at any time previously ever had, owned or held, or could, shall, or may later have, own or hold, whether personal, representatively, derivatively or otherwise, based upon, related to, or by reason of any action, contract (express, implied in fact, implied in law, or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, thing, act, omission or whatever occurring or existing at any time previously and to and including the date of this Agreement.


         5. INTENTION OF THE PARTIES. It is the intention of the parties in executing this Agreement that it shall be effective as a full and final accord and satisfactory release of each and every matter herein specifically or generally referred to.

         Each of the parties hereto waive and relinquish any rights and benefits which they have or may have under any statute or law which limits the release of unknown claims, to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. Each of the parties hereto acknowledge that they are aware that they may later discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, but it is their respective intention to fully and finally forever settle and release any and all matters, disputes and differences, known and unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between them, in each case only with respect to the matters set forth in this Agreement, and that in furtherance of this intention, the releases given in this Agreement shall be and remain in effect as full and complete general releases notwithstanding discovery or existence of any such additional or different facts.

         6. REPRESENTATIONS BY THE PARTIES. Each of the parties warrants and represents to the others that none of them has assigned or transferred or purported to assign or transfer to any person not a party to this Agreement any matter or any part or portion of any matter covered by this Agreement, and each of them agrees to indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including attorneys' fees and costs paid or incurred) based upon or in connection with or arising out of any such assignment or transfer or purported or claimed assignment of transfer.

         7. NO ADMISSION. The execution of this Agreement effects the settlement of claims which are contested and denied. Nothing contained in this Agreement shall be construed as an admission by any part of any liability of any kind to the other parties. Each party acknowledges that the others expressly deny that any of them is in any way liable or obligated to the others.

         8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties; there are no representations, covenants or undertakings other than those expressly set forth in this Agreement. Each party acknowledges that no other party or
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any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express, implied or statutory, other than those contained in this Agreement, to induce them to execute this Agreement. The parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation or warranty not specifically contained in this Agreement.

         9. BINDING ON SUCCESSORS. This Agreement and the covenants and conditions contained in it shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assigns, successors and agents of each of the parties.

         10. SEVERABILITY. The provisions of this Agreement are severable; should any provision for any reason be held to be unenforceable, the remaining provisions shall nonetheless be of full force and effect.

         11. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida without reference to any conflicts of law principles.

         12. JOINT PREPARATION. This Agreement is to be deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity in it shall not be interpreted against any of the parties, but according to the application of the rules of interpretation of contracts.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   INTERAMERICAS COMMUNICATIONS
                                   CORPORATION


                                   By: /s/ PATRICIO E. NORTHLAND
                                      ----------------------------------

                                   Its: President and CEO
                                      ----------------------------------



                                   /s/ ELEAZAR DONOSO
                                   -------------------------------------
                                   ELEAZAR DONOSO